Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our repo1t dated April 22, 2021 relating to the financial statements of American Pacific Bancorp, Inc. for the fiscal years ended December 31, 2020 and December 31, 2019.

We also consent to the reference to us under the heading “Experts” appearing therein.

/s/ Lo and Kwong C.P.A. & Co
Lo and Kwong C.P.A. & Co
Hong Kong
November 30, 2021